EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

To the Board of Directors of
 Diversified Products Inspections, Inc.

We hereby consent to the reference to our report dated May 30, 2001, relating to the audited financial statements of Fairfax Group, Inc. for the year ended February 28, 2001, in the annual report of Diversified Product Inspections, Inc. filed on Form 10-KSB in accordance with the Securities Exchange Act of 1934.

/s/ Michaelson & Co., PA., CPA
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Michaelson & Co., PA., CPA
West Palm Beach, Florida

May 29, 2002